                                                                   EXHIBIT 12.1

                               D.R. HORTON, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                               YEARS ENDED SEPTEMBER 30
                                        ---------------------------------------
                                        1993(1)  1994    1995    1996    1997
                                        ------- ------- ------- ------- -------
              HORTON
Consolidated pretax income from
 continuing operations................  $13,917 $28,591 $32,557 $44,432 $59,894
Capitalized interest amortized to cost
 of sales.............................    1,505   4,525   8,047   9,437  11,889
Interest expensed.....................      --      --    1,161   1,474   5,150
                                        ------- ------- ------- ------- -------
  Earnings............................  $15,422 $33,116 $41,765 $55,343 $76,933
                                        ======= ======= ======= ======= =======
Interest incurred.....................  $ 2,451 $ 7,269 $12,002 $14,835 $23,992
                                        ------- ------- ------- ------- -------
  Fixed charges.......................  $ 2,451 $ 7,269 $12,002 $14,835 $23,992
                                        ======= ======= ======= ======= =======
Ratio of earnings to fixed charges....      6.3     4.6     3.5     3.7     3.2
                                        ======= ======= ======= ======= =======

                                                                 TWELVE MONTHS
                                   YEARS ENDED MAY 31                ENDED
                         --------------------------------------- SEPTEMBER 30,
                          1993    1994    1995    1996    1997       1997
                         ------- ------- ------- ------- ------- -------------
      CONTINENTAL
Consolidated pretax
 income from continuing
 operations............. $12,083 $23,137 $25,465 $45,382 $49,751    $49,211
Capitalized interest
 amortized to cost of
 sales..................   6,236   7,734  10,687  16,233  17,488     17,434
Interest expensed.......   5,862   4,724   5,420   5,982   5,699      5,084
                         ------- ------- ------- ------- -------    -------
  Earnings.............. $24,181 $35,595 $41,572 $67,597 $72,938    $71,729
                         ======= ======= ======= ======= =======    =======
Interest incurred....... $11,896 $13,378 $19,528 $22,422 $25,878    $26,812
                         ------- ------- ------- ------- -------    -------
  Fixed charges......... $11,896 $13,378 $19,528 $22,422 $25,878    $26,812
                         ======= ======= ======= ======= =======    =======
Ratio of earnings to
 fixed charges..........     2.0     2.7     2.1     3.0     2.8        2.7
                         ======= ======= ======= ======= =======    =======

                                                                 TWELVE MONTHS
                                        YEARS ENDED SEPTEMBER 30     ENDED
                                        ------------------------ SEPTEMBER 30,
                                           1995         1996         1997
                                        ------------------------ -------------
            PRO FORMA COMBINED(2)
Consolidated pretax income from
 continuing operations................. $    58,022 $     89,814   $109,105
Capitalized interest amortized to cost
 of sales..............................      18,734       25,670     29,323
Interest expensed......................       6,581        7,456     10,234
                                        ----------- ------------   --------
  Earnings............................. $    83,337 $    122,940   $148,662
                                        =========== ============   ========
Interest incurred...................... $    31,530 $     37,257   $ 50,804
                                        ----------- ------------   --------
  Fixed charges........................ $    31,530 $     37,257   $ 50,804
                                        =========== ============   ========
Ratio of earnings to fixed charges.....         2.6          3.3        2.9
                                        =========== ============   ========

--------
(1) Horton changed fiscal years in 1993. As a result, the 1993 fiscal year only contains nine months of operations.
(2) Pro forma combined data combine Horton's historical results for each of the years ended September 30, 1995, 1996 and 1997 with Continental's historical results for each of the years ended May 31, 1995 and 1996, and the twelve months ended September 30, 1997, respectively, giving effect to the Merger as if it had occurred as of October 1, 1994.